Exhibit 2.3

AMENDED AND RESTATED

BYLAWS

OF

VIRTUIX HOLDINGS INC.

Adopted September __, 2020

TABLE OF CONTENTS

Page

Article I — MEETINGS OF STOCKHOLDERS	1
1.1 Place of Meetings	1
1.2 Annual Meeting	1
1.3 Special Meeting	1
1.4 Notice of Stockholders’ Meetings	1
1.5 Quorum	2
1.6 Adjourned Meeting; Notice	2
1.7 Conduct of Business	2
1.8 Voting	2
1.9 Stockholder Action by Consent Without a Meeting	3
1.10 Record Dates	4
1.11 Proxies	5
1.12 List of Stockholders Entitled to Vote	5
Article II — DIRECTORS	5
2.1 Powers	5
2.2 Number of Directors	5
2.3 Election, Qualification and Term of Office of Directors	5
2.4 Resignation and Vacancies	6
2.5 Place of Meetings; Meetings by Telephone	6
2.6 Conduct of Business	7
2.7 Regular Meetings	7
2.8 Special Meetings; Notice	7
2.9 Quorum; Voting	7
2.10 Board Action by Consent Without a Meeting	8
2.11 Fees and Compensation of Directors	8
2.12 Removal of Directors	8
Article III — COMMITTEES	8
3.1 Committees of Directors	8
3.2 Committee Minutes	8
3.3 Meetings and Actions of Committees	8
3.4 Subcommittees	9
Article IV — OFFICERS	9
4.1 Officers	9
4.2 Appointment of Officers	9
4.3 Subordinate Officers	10
4.4 Removal and Resignation of Officers	10
4.5 Vacancies in Offices	10
4.6 Representation of Securities of Other Corporations or Entities	10
4.7 Authority and Duties of Officers	10
Article V — INDEMNIFICATION	10
5.1 Indemnification of Directors and Officers in Third Party Proceedings	10
5.2 Indemnification of Directors and Officers in Actions by or in the Right of the Company	11

5.3 Successful Defense	11
5.4 Indemnification of Others	11
5.5 Advanced Payment of Expenses	11
5.6 Limitation on Indemnification	12
5.7 Determination; Claim	12
5.8 Non-Exclusivity of Rights	13
5.9 Insurance	13
5.10 Survival	13
5.11 Effect of Repeal or Modification	13
5.12 Certain Definitions	13
Article VI — STOCK	14
6.1 Stock Certificates; Partly Paid Shares	14
6.2 Special Designation on Certificates	14
6.3 Lost Certificates	14
6.4 Dividends	15
6.5 Stock Transfer Agreements	15
6.6 Registered Stockholders	15
6.7 Transfers	15
Article VII — MANNER OF GIVING NOTICE AND WAIVER	15
7.1 Delivery of Notice; Notice by Electronic Transmission	15
7.2 Notice to Stockholders Sharing an Address	16
7.3 Notice to Person with Whom Communication is Unlawful	16
7.4 Waiver of Notice	17
Article VIII — GENERAL MATTERS	17
8.1 Fiscal Year	17
8.2 Seal	17
8.3 Annual Report	17
8.4 Construction; Definitions	17
Article IX — AMENDMENTS	17

ii

AMENDED AND RESTATED BYLAWS
OF
VIRTUIX HOLDINGS INC.

Article I — MEETINGS OF STOCKHOLDERS

1.1               Place of Meetings  Meetings of stockholders of Virtuix Holdings Inc. (the “Company”) shall be held at any place, within or outside the State of Delaware, determined by the Company’s board of directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office. The Board may cancel, postpone, or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been given to the stockholders.

1.2               Annual Meeting Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 211(b) of the DGCL, an annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

1.3               Special Meeting A special meeting of the stockholders may be called at any time by the Board, Chairperson of the Board, Chief Executive Officer or President (in the absence of a Chief Executive Officer).

If a special meeting of the stockholders has been called, the Company shall cause notice to be given to the stockholders entitled to vote at such meeting, in accordance with these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held or the business that may be transacted at such meeting.

1.4               Notice of Stockholders’ Meetings  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission (as defined in section 7.1 of these bylaws) shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

1.5               Quorum  Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in section 1.6 of these bylaws, until a quorum is present or represented.

1.6               Adjourned Meeting; Notice  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and section 1.10 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

1.7               Conduct of Business  Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business, and shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

1.8               Voting  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of section 1.10 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

1.9               Stockholder Action by Consent Without a Meeting  Unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Company in the manner required by Section 228 of the DGCL within 60 days of the first date on which a consent is so delivered to the Company. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Company. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. All references to a consent in this section 1.9 mean a consent permitted by this section 1.9.

A consent permitted by this section 1.9 shall be delivered (i) to the principal place of business of the Company; (ii) to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded; (iii) to the registered office of the Company in the State of Delaware by hand or by certified or registered mail, return receipt requested; or (iv) subject to the next sentence, in accordance with Section 116 of the DGCL to an information processing system, if any, designated by the Company for receiving such consents. In the case of delivery pursuant to the foregoing clause (iv), such consent must set forth or be delivered with information that enables the Company to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder as proxy, such consent must comply with the applicable provisions of Section 212(c)(2) and (3) of the DGCL. A consent may be documented and signed in accordance with Section 116 of the DGCL, and when so documented or signed shall be deemed to be in writing for purposes of the DGCL; provided that if such consent is delivered pursuant to clause (i), (ii) or (iii) of the first sentence of this paragraph, such consent must be reproduced and delivered in paper form.

In the event that the Board shall have instructed the officers of the Company to solicit the vote or consent of the stockholders of the Company, an electronic transmission of a stockholder consent given pursuant to such solicitation, to be effective, must be delivered by electronic mail (as defined in section 7.1 of these bylaws) or facsimile telecommunications to the Secretary or the President of the Company or to a person designated by the Company for receiving such consent, or delivered to an information processing system designated by the Company for receiving such consent.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that consent has been given in accordance with Section 228 of the DGCL.

1.10           Record Dates  In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this section 1.10 at the adjourned meeting.

In order that the Company may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

1.11           Proxies  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

1.12           List of Stockholders Entitled to Vote  The Company shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Article II — DIRECTORS

2.1               Powers  The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the certificate of incorporation.

2.2               Number of Directors  The Board shall consist of one or more members, each of whom shall be a natural person. The number of authorized number of directors as of the date of the adoption of these bylaws is three (3). Unless the certificate of incorporation fixes the number of directors, the number of directors may be increased or decreased from time to time by resolution of the Board; provided, that no decrease in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3               Election, Qualification and Term of Office of Directors  Except as provided in section 2.4 of these bylaws, and subject to sections 1.2 and 1.9 of these bylaws, directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

2.4               Resignation and Vacancies  Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i)                 Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)               Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5               Place of Meetings; Meetings by Telephone  The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board or any subcommittee, may participate in a meeting of the Board, or any such committee or subcommittee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6               Conduct of Business  Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.7               Regular Meetings  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.8               Special Meetings; Notice  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i)                 delivered personally by hand, by courier or by telephone;

(ii)               sent by United States first-class mail, postage prepaid; or

(iii)             given by electronic transmission,

directed to each director at that director’s address or telephone number, or by means of electronic transmission, as the case may be, as shown on the Company’s records.

If the notice is delivered personally by hand, by courier, or by telephone, or given by means of electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, to the fullest extent permitted by applicable law.

2.9               Quorum; Voting  At all meetings of the Board, the presence of at least a majority of the directors in office from time to time shall constitute a quorum for the transaction of business; provided that in no case shall the presence of less than 1/3 of the total authorized directorships constitute a quorum. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

2.10             Board Action by Consent Without a Meeting  Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board, or of any committee or subcommittee thereof, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission; and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this section 2.10 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee or subcommittee thereof, in the same paper or electronic form as the minutes are maintained.

2.11             Fees and Compensation of Directors  Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

2.12            Removal of Directors  Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article III — COMMITTEES

3.1               Committees of Directors  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the Company.

3.2               Committee Minutes  Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the Board, or the committee, when required.

3.3               Meetings and Actions of Committees  A majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the certificate of incorporation, these bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater or lesser number, provided that in no case shall a quorum be less than 1/3 of the directors then serving on the committee or subcommittee. The vote of the majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the certificate of incorporation, these bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater number. Meetings and actions of committees and subcommittees shall otherwise be governed by, and held and taken in accordance with, the provisions of:

(i)                  section 2.5 (Place of Meetings; Meetings by Telephone);

(ii)                 section 2.7 (Regular Meetings);

(iii)                section 2.8 (Special Meetings; Notice);

(iv)                section 2.9 (Quorum; Voting);

(v)                 section 2.10 (Board Action by Consent Without a Meeting); and

(vi)                section 7.4 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. However:

(i)                   the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee;

(ii)                 special meetings of committees or subcommittees may also be called by resolution of the Board or the committee or subcommittee; and

(iii)                notice of special meetings of committees and subcommittees shall also be given to all alternate members, as applicable, who shall have the right to attend all meetings of the committee or subcommittee. The Board, or, in the absence of any such action by the Board, the committee or subcommittee, may adopt rules for the government of any committee or subcommittee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

3.4               Subcommittees  Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article IV — OFFICERS

4.1               Officers  The officers of the Company shall be a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

4.2               Appointment of Officers  The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of section 4.3 of these bylaws.

4.3               Subordinate Officers  The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

4.4               Removal and Resignation of Officers  Any officer may be removed, either with or without cause, by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer upon whom such power of removal has been conferred by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof.

Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

4.5               Vacancies in Offices  Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in section 4.3 of these bylaws.

4.6               Representation of Securities of Other Corporations or Entities  Unless otherwise directed by the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any other person authorized by the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares or other securities or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of the Company, including the right to act by consent in lieu of a meeting. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7               Authority and Duties of Officers  Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article V — INDEMNIFICATION

5.1               Indemnification of Directors and Officers in Third Party Proceedings  Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

5.2               Indemnification of Directors and Officers in Actions by or in the Right of the Company  Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.3               Successful Defense  To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in section 5.1 or section 5.2 of these bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5.4               Indemnification of Others  Subject to the other provisions of this Article V, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

5.5               Advanced Payment of Expenses Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in section 5.6(ii) or 5.6(iii) of these bylaws prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to section 5.8 of these bylaws, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee or subcommittee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

5.6               Limitation on Indemnification  Subject to the requirements in section 5.3 of these bylaws and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(i)                  for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)                 for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)                 for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)                 initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under section 5.7 of these bylaws or (d) otherwise required by applicable law; or

(v)                  if prohibited by applicable law.

5.7               Determination; Claim If a claim for indemnification or advancement of expenses under this Article V is not paid by the Company or on its behalf within 90 days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article V, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of section 5.5 of these bylaws. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

5.8               Non-Exclusivity of Rights  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

5.9               Insurance  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.10           Survival  The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.11           Effect of Repeal or Modification  A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

5.12           Certain Definitions  For purposes of this Article V, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article V.

Article VI — STOCK

6.1               Stock Certificates; Partly Paid Shares  The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2               Special Designation on Certificates  If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3               Lost Certificates  Except as provided in this section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4               Dividends  The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5               Stock Transfer Agreements  The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.6               Registered Stockholders The Company:

(i)                   shall be entitled to treat the person registered on its books as the owner of any share or shares as the person exclusively entitled to receive dividends, vote, receive notifications and otherwise exercise all the rights and powers of an owner of such share or shares; and

(ii)                  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.7               Transfers Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

Article VII — MANNER OF GIVING NOTICE AND WAIVER

7.1               Delivery of Notice; Notice by Electronic Transmission(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Company and shall be given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by section 7.1(e) of these bylaws. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Company.

(b)                Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to section 7.1(e) of these bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Company. The Company may give a notice by electronic mail in accordance with section 7.1(a) of these bylaws without obtaining the consent required by this section 7.1(b).

(c)                Notice given pursuant to section 7.1(b) of these bylaws shall be deemed given:

(1)                if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2)                if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(3)                if by any other form of electronic transmission, when directed to the stockholder.

(d)                For purposes of the DGCL, the certificate of incorporation and these bylaws, (i) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process; (ii) “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Company who is available to assist with accessing such files and information); and (iii) “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

(e)                Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Company is unable to deliver by such electronic transmission two consecutive notices given by the Company and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

(f)                 An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(g)                No provision of this section 7.1, except for subsections 7.1(a)(i), 7.1(d)(ii) and 7.1(d)(iii), shall apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.2               Notice to Stockholders Sharing an Address  Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.3               Notice to Person with Whom Communication is Unlawful  Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4               Waiver of Notice  Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article VIII — GENERAL MATTERS

8.1               Fiscal Year  The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.2               Seal  The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3               Annual Report  The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Company’s shares, the requirement of sending an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

8.4               Construction; Definitions  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, any other entity and a natural person.

Article IX — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Company may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

VIRTUIX HOLDINGS INC.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned certifies that he is the duly elected, qualified and acting Secretary of Virtuix Holdings Inc., a Delaware corporation (the “Company”), and that the foregoing Amended and Restated Bylaws were adopted as the bylaws of the Company on _______________.

(signature)

(print name)

Secretary
(title)

(date)